EXHIBIT 10.46

           AMENDMENT NUMBER 4 OF INTERNATIONAL DISTRIBUTION AGREEMENT

         This Amendment Number 4 of the International Distribution Agreement dated February 10, 1999 (this "Amendment") is entered into as of August 6, 2003 but is retroactively effective as of January 1st, 2002 (the "Effective Date"), by Interplay Entertainment Corp., a Delaware corporation ("INTERPLAY") and Avalon Interactive Group Limited, a corporation formed under the laws of England and Wales ("AVALON"), with reference to the following facts:


                                    RECITALS

         A. Avalon Interactive Group Ltd is the successor in interest to Virgin Interactive Entertainment ("Virgin"). For the purpose of reading Agreements and associated papers these two names are one and the same and constitute one and the same company.

         B. The parties entered into an International Distribution Agreement dated February 10, 1999, subsequently amended on July 1, 1999, January 1, 2000, and April 9, 2001 (collectively, the "Agreement"), under which Avalon obtained from Interplay the right to distribute Interplay products in certain territories.

         C.       The parties desire to amend the Agreement further.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


I.       Section  l(b)  of  the  Agreement  is  augmented   with  the  following
provision: Prior to entering into any of the following:

         Any sublicensing of any rights granted to Avalon under the Agreement

         Any deal not covered within the Distribution Agreement

Avalon shall seek approval from Interplay in writing by using the form attached hereto, entitled "Contract Authorization Request". Section I of the Contract Authorization Request form shall be properly filled out and sent to Interplay for approval; if approved by Interplay, Avalon may enter into the deal, but must resubmit the Contract Authorization Request form with Section III completed for Interplay's records. Interplay shall not be obligated to provide Avalon, or the third party to the deal, any relevant materials or documents necessary to execute the agreement between Avalon and such third party until all elements of the Contract Authorization Request form process are completed.

II. Section 4(d) of the Agreement is deleted in its entirety and replaced with the following:

                  "(d) EXPENSE REIMBURSEMENTS. Interplay shall pay for the direct costs of manufacturing the Products (which shall, for the avoidance of doubt, include the costs of goods and any expenses generated for the creation of the Products, including but not limited to, the creation of packaging, manuals, inserts, labels, translations, and agency commissions (Agency commission solely in Austria and Portugal)) or having the Products manufactured


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         and shipped to Avalon's  warehouse  under  Section 5. In each case, such payment will be made in accordance with Section 5(k)(C) of the Agreement, with respect to Products on video game console systems, or Section 2 of Exhibit B of the Agreement, as amended, with respect to personal computer Products. Interplay shall not have any obligation to pay any other fee, expense or other amount to Avalon or Avalon's vendors for the services to be provided by Avalon under
         Section 5 or otherwise, except as expressly provided in Exhibit B."

III. Section 4(f) of the Agreement is deleted in its entirety and replaced with the following: "Intentionally deleted."

IV. Section 5(c) of the Agreement is deleted in its entirety and replaced with the following:

                  "(c) MARKETING. Avalon shall provide marketing and public relations for the Products in the Territory on behalf of Interplay in accordance with the following:

                  (A)      MARKETING PLANS

                           (i)      INTERPLAY   TO  PROVIDE   EUROPEAN
                  RELEASE SCHEDULE AND LIST OF MARKETING ELEMENTS TO AVALON Interplay shall provide to Avalon a full
                  European release schedule and the list of main marketing Elements available to be mentioned in the general marketing and product plans on an annual basis. For the purpose of Marketing Plans "Elements" shall be understood to be, but not limited to, marketing materials such as Box Art, Screen Shots, Texts, Graphic designs, Pictures, Gameplay Outline, Cheat Codes, etc... Interplay shall deliver its first full European release schedule and the list of main marketing Elements available to be mentioned in the general marketing and product plans to Avalon within ten (10) business days from the actual signing of this Amendment 4, irrespective of the Effective Date of this Amendment. Updates of the European release schedule are to be provided by Interplay to Avalon on a bi-weekly basis.

                           (ii)     AVALON TO SUPPLY  MARKETING  PLANS
                  FOR INTERPLAY'S APPROVAL. Avalon shall provide to Interplay two types of marketing plans: 1) a twelve
                  (12) month general marketing plan for each calendar year (January through December) during the term of this agreement (or with respect to the general plan for 2003, from the date this amendment is signed by the parties through December 2003); and 2) a product-specific marketing plan for each Product, detailing Avalon's proposed country by country marketing efforts. The general marketing plan shall include, without limitation, all projected sales, promotional activities (including, among other things, advertising, public relations, trade shows and direct mailings, for all Products and detailed by countries under this Agreement. Each product specific marketing plan shall include the specific list of Elements, expected from Interplay, which condition its proper realization. The first Avalon general marketing plan and product specific marketing plan shall be provided by Avalon to Interplay within thirty (30) days from Interplay's delivery of the European release schedule and the list of main marketing Elements available to be mentioned in the general marketing and product-specific plans. Each general and product-specific


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                  marketing plan shall be updated on a quarterly basis
                  and the changes submitted for Interplay's written approval.

                           (iii)    In the  event  Interplay  does not
                  provide to Avalon the said schedule and list of Elements, Avalon shall no longer be bound by the specific content of the said marketing and product plans. In the event Interplay does not provide, within a reasonable time frame around the agreed date, to Avalon the specific Elements that are agreed upon in the marketing plan submitted by Avalon and approved by Interplay, then Avalon shall not be bound by the specific content of the said marketing and product plan.

                           (iv)     APPROVAL  PROCESS:  Each marketing
                  plan identified above shall be submitted to Interplay for its review prior to implementation and no marketing plan may be implemented until Avalon receives Interplay's prior written approval. Interplay must either approve or reject these plans within ten (10) business days of receipt of the submitted plans. In the event Interplay fails to either give its approval or reject a marketing plan within the ten business day time period, the plans shall be deemed approved. In the event of a rejection, Interplay shall forthwith provide Avalon with the grounds for such rejection.

                           (v)      Avalon  shall be  responsible  for
                  and shall provide all marketing, advertising, promotion and public relations for the Products in the Territory in accordance with the Marketing Plans. All costs and charges of marketing, advertising and promotion of the Products, including, without limitation, third party costs and charges associated with implementation of the Marketing Plans, shall be the responsibility of, and paid for directly by, Avalon pursuant to Section 5(c)(B) below.

                  (B) With respect to the Products under this Agreement, Avalon agrees to spend a minimum of eleven percent (11% )(for the period beginning on January 1, 2002 and ending on June 30, 2003, the minimum marketing allowance is 10%) of the projected Net Sales (as defined below in Section III of this Amendment), which shall be determined and mutually agreed to in advance in writing by and between Avalon and Interplay, on marketing, advertising and public relations in the Territory (the "MINIMUM MARKETING ALLOWANCE") subject to adjustment to actual net sales at the end of a quarter. The Minimum Marketing Allowance to be allocated as follows:
         (i) three  percent  (3%) of the Minimum  Marketing  Allowance shall be applied towards internal marketing costs in connection with the personnel engaged in the marketing, advertising and public relations a the Products as well as other internal costs ("INTERNAL MINIMUM MARKETING ALLOWANCE")(for the period beginning January 1, 2002, and ending July 31, 2003, the Internal Minimum Marketing Allowance shall be 2%); and (ii) the remaining eight percent (8%) of the Minimum Marketing Allowance shall be applied towards all marketing, advertising and public relations costs incurred in favor of third parties by or on behalf of Avalon in the Territory, including, without limitation, print, television, radio and other advertising and co-op and MDF funds ("External Minimum Marketing Allowance"). The parties agree that only actual, out of pocket costs incurred by Avalon shall be applied toward meeting Avalon's


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         Minimum  Marketing  Allowance  obligation.  It  is  expressly understood and acknowledged between Interplay and Avalon, that in the event Avalon exceeds its Minimum Marketing Allowance obligations at any time during the Term of this Agreement, Interplay shall not have any obligation to pay any fees, expenses or reimburse Avalon for such excesses. Any portion of the External Minimum Marketing Allowance not spent by Avalon during any quarter during the Term of this
         Agreement   (hereinafter   defined  as  "UNEXPLOITED  MINIMUM
         MARKETING ALLOWANCE") shall be added to the External Minimum Marketing Allowance for the following quarter. For purposes of the preceding sentence, expenditures shall be deemed to have occurred at the time the marketing activity to which the expenditure is applied is invoiced, not when the cost thereof is actually paid. In the event there is any Unexploited Minimum Marketing Allowance remaining at the end of each calendar year during the Term, Avalon shall pay to Interplay within thirty (30) days after the end of such calendar year, the total Unexploited Minimum Marketing Allowance for such calendar year. Furthermore, upon termination or expiration of this Agreement, Avalon shall pay to Interplay within thirty
         (30) days of the termination or expiration of this Agreement, any and all Unexploited Minimum Marketing Allowance. The Internal Minimum Marketing Allowance shall be reviewed by Interplay and Avalon at the end of each twelve (12) month period from the execution of this Amendment. After review by Interplay and Avalon, the parties may mutually agree in writing to amend the Internal Minimum Marketing Allowance."

         Notwithstanding anything contained herein or in the Agreement, the parties hereby mutually agree and acknowledge that although the formalities set forth hereinabove above under paragraph (A) with respect to the general marketing plan and product specific plan were not followed by Avalon or Interplay prior to August 2003, the parties tacitly agreed upon all aspects in relation to the said general marketing plan and product specific marketing plan. Accordingly, for the sake of clarity, the parties hereby agree that Minimum
         Marketing Allowance hereinabove set forth shall apply to Avalon for the year 2002. Any Unexploited Minimum Marketing Allowance shall be imputed to the year 2003. Within 30 days of the execution of this Amendment, Avalon shall provide to Interplay, all marketing information and expenditures for the period January 1, 2002 through December 31, 2002, that are necessary to calculate the amount of any, Unexploited Minimum Marketing Allowance for that period.

                  (C) Within ten (10) days after the end of each quarter during the Term, Avalon shall provide Interplay with monthly reports detailing expenses incurred for each Product under the Marketing Plans, together with supporting documentation thereof, and these are to be reconciled on a quarterly basis."

V. Section 5(d) of the Agreement is deleted in its entirety and replaced with the following:

                  "(d) ADVERTISING AND PROMOTION. On behalf of Interplay and at its direction, Avalon shall promote the sale of Products throughout the Territory in accordance with the applicable Marketing Plans and Interplay's reasonable directions."

VI. Section 5(j) of the Agreement is deleted in its entirety and replaced with the following:

                  "(j) PUBLIC  RELATIONS.  Avalon shall provide public
         relations for the Products in the Territory on behalf of Interplay in accordance with the Marketing Plan. Avalon agrees to maintain and manage a public relations infrastructure throughout the Territory of a size and quality consistent with industry standards."

VII.     Section 6 of the Agreement as amended remains in full force and effect.

VIII. Section 1 of Exhibit "B" of the Agreement is deleted in its entirety and replaced with the following:

         "1. PAYMENT. For the period beginning January 1, 2002 and ending June 30, 2003, Avalon shall pay to Interplay seventy-five percent (75%) of the Net Sales (as defined below) for Products Sold under this Agreement. Avalon shall retain the remaining twenty-five percent (25%) of the Net Sales ("AVALON PROCEEDS"). For the period beginning July 1, 2003 through the balance of the term of the agreement, Avalon shall pay to Interplay seventy-four percent (74%) of the Net Sales (as defined below) for Products Sold under this Agreement and Avalon shall retain the remaining twenty-six percent (26%) of the Net Sales ("AVALON PROCEEDS"). All such payments shall be paid to Interplay on the 20th day of the second month immediately following the month in which the Products are shipped or invoiced by Avalon to its customers, whichever is earlier. (For example: if Product is shipped or invoiced in the month of January, payment will be due on the 20th of March). Avalon shall bear the risk of the bad debt of its customers.

                  "Net Sales" shall mean the gross  wholesale price of
         the   Products   invoiced   or   shipped  by  Avalon  in  the
         distribution of the Products less:

                  (i) Any applicable taxes on the sale or license of the Products, other than taxes based solely on Avalon's income and tax withholdings to the extent creditable by Avalon.

                  (ii)     Any      Interplay-authorized      markdown
         allowances and/or retroactive discounts and rebates, on the terms set forth in Section 5(f) of this Agreement.

                  (iii) Amounts for returns, such as credits or defectives, on the terms set forth in Section 5(f) of this Agreement."

IX. Notwithstanding anything to the contrary in the Agreement, Interplay shall no longer be responsible for and shall not provide marketing, advertising, public relations and promotion of the Products. For purposes of clarity, any and all costs of such marketing, advertising, public relations and promotion of the Products (collectively, "Marketing Costs") shall be paid by Avalon pursuant to
Section 5(c)(B) of the Agreement. Avalon shall not deduct from its payments to Interplay any of its past or current Marketing Costs.

X. Section 2. to the Amendment to International Distribution Agreement dated April 9th of 2001

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is deleted in its entirety.

XI. MISCELLANEOUS. The Agreement and subsequent written Amendments constitute the entire agreement between the parties on the subject matter hereof and thereof, and no amendment of the terms herein or therein shall be valid unless made in a written document signed by the parties. California law shall govern the interpretation and enforcement of this Amendment without reference to conflicts of laws principles. Unless otherwise defined herein, terms used herein shall bear the same respective meanings ascribed to such terms in the Agreement. Except as amended hereby, the Agreement remains in full force and effect. This Amendment may be executed in counterparts and may be delivered by facsimile, each of which shall be deemed an original, but ALL of which together shall constitute one and the same instrument. This Amendment shall not be binding until signed by both parties.

         Wherefore, the parties hereto have executed this Amendment as of the date first written


                                       "AVALON"

                                       AVALON INTERACTIVE GROUP LIMITED


                                       BY:
                                             ---------------------------

                                       ITS:

                                       Date:



                                       "INTERPLAY*

                                       Interplay Entertainment Corp


                                       BY:
                                             ---------------------------

                                       ITS:  CEO

                                       Date: April 14, 2003

SECTION I

REQUEST FOR APPROVAL TO SUBLICENSE OR ENTER INTO AN AGREEMENT: The International Distribution Agreement dated February 10, 1999, as amended (the "International Distribution Agreement"), by and between Interplay and Avalon, prohibits Avalon from entering into any kind of agreement such as sublicensing its rights thereunder without the consent of Interplay. Avalon hereby requests Interplay's consent to consider the following proposal with respect to the product(s) described below in accordance with the terms described below and otherwise subject to the terms of the International Distribution Agreement.

DEAL INFORMATION:

         CONTRACTING PARTIES:

         THIRD PARTY CONTACT INFORMATION:

         TERM:

         TERRITORY:

         EXCLUSIVITY:

         PRODUCES) AND PLATFORMS):

         CASH INFLOWS AND TIMING:

         i.       Advances/Guarantees:

         ii.      Royalties:

         CASH OUTFLOWS:

         DETAILED SUMMARY OF PROPOSED CONTRACT AND PARTY RIGHTS/RESPONSIBILITIES: DOCUMENTS AND MATERIALS NEEDED FROM INTERPLAY DURING EXECUTION OF THE PROPOSED CONTRACT: TERMINATION PROVISIONS:
         ASSIGNMENT/TRANSFER PROVISIONS: LAW VENUE:


         SUBMITTED BY:          _________ of Avalon        Date:



SECTION II

INTERPLAY AUTHORIZATION: With the signatures below, Interplay authorizes Avalon to enter into the above described contract negotiation and agreement, provided that: (i) such agreement expressly provides that in the event Avalon loses its rights to the Product(s) for any reason, such agreement shall terminate immediately upon the loss of such rights; (ii) Avalon shall be expressly prohibited from cross-collateralizing and/or offsetting any amounts due with respect to this agreement as against any amounts due pursuant to any other agreements between Interplay, on the one hand, and Avalon, on the other hand, including without limitation the International Distribution Agreement; (iii) notwithstanding the terms of the International Distribution Agreement,
Interplay's  royalties  with  respect  to the  Product(s)  shall be as  follows:
__________________________; and (iv) Interplay shall have the right to review and approve (which approval Interplay shall not unreasonably withhold or delay) the final form of such agreement prior to execution.

Interplay Management